Exhibit 99.1

Seelos Therapeutics Announces Senior Management Appointments

NEW YORK, Sept. 1, 2021 /PRNewswire/ -- Seelos Therapeutics, Inc. (Nasdaq: SEEL), a clinical-stage biopharmaceutical company focused on the development of therapies for central nervous system disorders and rare diseases, today announced the promotions of Michael Golembiewski to Chief Financial Officer and Anthony Marciano to Chief Communications Officer, each effective September 1, 2021.

“I congratulate Michael and Anthony on their promotions, which are a testament to their abilities, hard work and dedication to Seelos,” said Raj Mehra Ph.D., Chairman and CEO of Seelos.

Mr. Golembiewski joined Seelos in January 2019 as Vice President, Finance. Previously, he was Vice President of Finance at Agile Therapeutics, Inc., a pre-commercial biotechnology company. He was also Vice President of Finance, Principal Accounting Officer and Corporate Controller at Pernix Therapeutics Holdings, Inc., a global commercial life sciences company. He was also Executive Director, Corporate Controller at NPS Pharmaceuticals, Inc., a global commercial life sciences company that was sold to Shire plc in 2015 for $5.2 billion. Mr. Golembiewski began his career in the biotechnology field with ImClone Systems Incorporated. He is a Certified Public Accountant (not in public practice) and obtained his Bachelor of Science degree in accounting from Rider University.

Mr. Marciano began his work with Seelos as a consultant in August 2017 and was appointed Head of Corporate Communications in January 2019. His role at Seelos will continue to be spearheading investor and media relations, introductions to advocacy groups, investment bank interactions and general corporate communications strategies. Mr. Marciano began as a healthcare-dedicated institutional equity salesman at Leerink, Swann and Company (currently Leerink Partners, LLC) in 2000 and immediately prior to Seelos served as a Senior Vice President at Jefferies. He has extensive experience interacting with the hedge fund and mutual fund communities and deep knowledge of the investment banking process including the structuring and placement of equity and debt transactions. Mr. Marciano holds a Bachelor of Science degree in Finance and Marketing from Manhattan College and a Master of Business Administration from the O’Malley School of Business at Manhattan College.

Also, during the month of August, several Seelos employees, including certain members of senior management, purchased shares of Seelos stock in the open market.

About Seelos Therapeutics:

Seelos Therapeutics, Inc. is a clinical-stage biopharmaceutical company focused on the development and advancement of novel therapeutics to address unmet medical needs for the benefit of patients with central nervous system (CNS) disorders and other rare diseases. The Company's robust portfolio includes several late-stage clinical assets targeting indications including Acute Suicidal Ideation and Behavior (ASIB) in Major Depressive Disorder (MDD) or Post-Traumatic Stress Disorder (PTSD), Amyotrophic lateral sclerosis (ALS), Sanfilippo syndrome, Parkinson’s Disease, other psychiatric and movement disorders plus orphan diseases.

For more information, please visit our website: https://seelostherapeutics.com, the content of which is not incorporated herein by reference.

Forward Looking Statements

Statements made in this press release, which are not historical in nature, constitute forward-looking statements for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. All information in this press release is as of September 1, 2021 and we undertake no duty to update this information. A more complete description of these risks can be found in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year-ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarter-ended June 30, 2021.

Contact Information:

Anthony Marciano
Chief Communications Officer
Seelos Therapeutics, Inc. (Nasdaq: SEEL)
300 Park Avenue
New York, NY 10022
(646) 293-2136
anthony.marciano@seelostx.com

https://seelostherapeutics.com/

https://twitter.com/seelostx

https://www.linkedin.com/company/seelos